UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2006

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20337 Rimview Place Walnut, California 91789
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:   (909) 468-1858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).  Non-Reliance on Previously Issued Financial Statements.

On March 24, 2006, the Board of Directors of China North East Petroleum Holding Limited (the “Company”) determined that the Company should restate its financial statements and other financial information for its fiscal years ended December 31, 2003 and December 31, 2004 (the “2003 and 2004 Financial Statements”).  The Company determined that it materially overstated its proved oil and gas reserves for the 2003 and 2004 fiscal years as a result of reliance on reserve estimates that did not comply with the Securities and Exchange Commission’s Industry Guide 2 and with the rules and regulations of the Securities and Exchange Commission.  Management of the Company recently revised its estimates of proved oil and gas reserves based on the Estimated Net Reserves and Income Data Report prepared by R.A. Lenser and Associates, Inc., an energy consulting firm, for the 2003 – 2005 fiscal years.  Management believes that the new reserve estimates have been prepared in accordance with the Securities and Exchange Commission’s Industry Guide 2 and with the rules and regulations of the Securities and Exchange Commission.  Restatement of the 2003 and 2004 Financial Statements is necessary because the reserve estimates, which are outlined in detail in the Supplemental Oil and Gas Disclosures (unaudited) note to the financial statements, also resulted in inappropriate characterization of other results in the Company’s balance sheets and statements of income and cash flows of and for the years ended December 31, 2003 and December 31, 2004, including, without limitation, depreciation and amortization of oil and gas properties and reserve amounts.  Accordingly, the previously issued 2003 and 2004 Financial Statements should no longer be relied upon.   The Company intends to file an amendment to its Annual Report on Form 10-KSB for the year ended December 31, 2004, in order to restate its 2003 and 2004 Financial Statements to give effect to the new reserve estimates as soon as practicable.

The Board of Directors and senior management of the Company have discussed the matters disclosed in this report with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 24, 2006

CHINA NORTH EAST PETROLEUM HOLDINGS
LIMITED

By:	/s/ Wang, Hong Jun

President